Exhibit 99.1

Concrete Pumping Holdings Upsizes Asset-Based Lending Facility to $350 Million

Bank of America Joins Wells Fargo, PNC and JPMorgan in Lending Facility

ABL Credit Agreement Maturity Extended to September 6, 2029

DENVER, CO – September 9, 2024 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and concrete waste management services in the U.S. and U.K., announced that Brundage-Bone Concrete Pumping Holdings Inc. (the "Issuer"), a wholly-owned subsidiary of the Company, has amended and restated its existing ABL credit agreement (the “ABL Facility”) to provide up to $350 million (previously $225 million) of commitments and extend the maturity of the ABL Facility to September 6, 2029. Of the additional $125 million in commitments, $75 million was provided by Bank of America, N.A., which joins the facility as a joint lead arranger and joint bookrunner, and $50 million in additional commitments was provided by PNC Bank, National Association, acting as a joint lead arranger and joint bookrunner.

“We are delighted to welcome the team at Bank of America to our ABL banking relationship,” said Iain Humphries, CFO of Concrete Pumping Holdings. “The additional commitment provided by the PNC team and continued support from our Wells Fargo and JPMorgan Chase relationships are greatly appreciated as we focus on executing our long-term strategic growth plan. This ABL upsize and maturity extension significantly improves our already strong liquidity position, enhances our ability to pursue accretive investment opportunities and creates optionality as we address our long-term capital structure to support our growth strategy.”

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of July 31, 2024, the Company provided concrete pumping services in the U.S. from a footprint of approximately 100 branch locations across 21 states, concrete pumping services in the U.K. from approximately 30 branch locations, and route-based concrete waste management services from 20 operating locations in the U.S. and 1 shared location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "expect," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations and plans regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks and uncertainties, including the Company's ability to execute on its strategic growth plan and other factors disclosed in the risk factor sections of the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. any of which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and the Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Group, Inc. Cody Slach 1-949-574-3860 BBCP@gateway-grp.com